JPMORGAN SHORT TERM BOND FUND
Section 10f-3 Transactions



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/30/04	AmeriCredit Automobile
                Receivables Trust 2004-BM A4


Principal Amount	Price		Amount
$2,800,000      	$99.972		$2,799,216

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.25       N/A 	  1.27%	          3.40%

Broker
Deutsche Morgan Grenfell

Underwriters of AmeriCredit Automobile
                Receivables Trust 2004-BM A4

Underwriters     	                Principal Amount
Deutsche Bank                           $ 66,300,000
Lehman Brothers, Inc.                     66,300,000
Barclays Capital, Inc.                    22,100,000
Credit Suisse First Boston                22,100,000
JP Morgan Securities, Inc.                22,100,000
Wachovia Capital Markets, LLC             22,100,000
                                        -------------
Total                                   $221,000,000




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/19/04  	DaimlerChrysler North America Holding Corp.

Shares            Price         Amount
8,950,000  	  $ 100.00	$8,950,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.18        N/A 	 1.19%	            4.11%

Broker
Deutsche Morgan Grenfell

Underwriters of DaimlerChrysler North America Holding Corp.

Underwriters*          	                  Principal Amount
Total                                       $750,000,000

*Underwriters and principal amounts were not available at the time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/13/04  	The May Department Stores Company

Shares            Price         Amount
800,000         $ 99.867 	$798,936

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.35        N/A 	 0.20%	            0.54%

Broker
Morgan Stanley

Underwriters of The May Department Stores Company

Underwriters*          	                  Principal Amount
Total                                       $400,000,000

*Underwriters and principal amounts were not available at the time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/27/04  	MBNA American Bank, National Association

Shares            Price         Amount
1,650,000       $ 99.691	$1,644,902

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.40        N/A 	 0.33%	            1.15%

Broker
BA Securities, Inc.

Underwriters of MBNA American Bank, National Association

Underwriters*          	                  Principal Amount
Total                                       $500,000,000

*Underwriters and principal amounts were not available at the time of filing.



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/11/04  	Motorola, Inc.

Shares            Price         Amount
3,450,000  	  $ 101.779	$3,511,376

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.15        N/A 	 0.29%	            0.78%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Motorola, Inc.


Underwriters*          	                  Principal Amount
Total                                       $1,200,000,000

*Underwriters and principal amounts were not available at the time of filing.